EXHIBIT 23.2

CONSENT OF ALLAN G. HUTCHISON, CPA

INDEPENDENT REGISTERED ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-100453) of our report dated February 27, 2004 with respect to the consolidated balance sheet of Quotemedia, Inc. as at December 31, 2003 (not presented herein) and the consolidated statements of operations, stockholders’ deficit, and cash flows for the year then ended included in the Annual Report (Form 10-KSB) for the year ended December 31, 2004.

/s/ Allan G. Hutchison, CPA

Phoenix, Arizona

March 29, 2005